                                                                     EXHIBIT 4.3


               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                CACHEFLOW INC.


                                 June 5, 2000

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
1.   Registration Rights...................................................    1
         1.1  Definitions..................................................    1
         1.2  Request for Registration.....................................    2
         1.3  Company Registration.........................................    4
         1.4  Obligations of the Company...................................    4
         1.5  Furnish Information..........................................    5
         1.6  Expenses of Demand Registration..............................    5
         1.7  Expenses of Company Registration.............................    6
         1.8  Underwriting Requirements....................................    6
         1.9  Delay of Registration........................................    7
         1.10  Indemnification.............................................    7
         1.11  Reports Under Securities Exchange Act of 1934...............    9
         1.12  Form S-3 Registration.......................................    9
         1.13  Assignment of Registration Rights...........................   10
         1.14  "Market Stand-Off" Agreement Rights.........................   11
         1.15  Termination of Registration Rights..........................   11

2.  Additional Covenants...................................................   12
         2.1  Internal Revenue Code(S)1202.................................   12

3.  Miscellaneous..........................................................   12
         3.1  Successors and Assigns.......................................   12
         3.2  Governing Law................................................   12
         3.3  Counterparts.................................................   12
         3.4  Titles and Subtitles.........................................   12
         3.5  Notices......................................................   13
         3.6  Expenses.....................................................   13
         3.7  Amendments and Waivers.......................................   13
         3.8  Severability.................................................   13
         3.9  Aggregation of Stock.........................................   13
         3.10  Entire Agreement............................................   13
         3.11  Prior Agreement.............................................   13

Schedule A     Schedule of Investors
Schedule B     Schedule of Founders
Schedule C     Schedule of Acquisition Holders

               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


          THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (this "Agreement") is made as of June 5, 2000, by and among CacheFlow Inc., a Delaware corporation (the "Company"), the investors listed on Schedule A hereto, each of
                                                     ----------
which is herein referred to as an "Investor," the founders listed on Schedule B
                                                                     ----------
hereto, each of which is herein referred to as a "Founder" and the holders of Acquisition Shares (as defined below) listed on Schedule C hereto, each of which
                                                ----------
is herein referred to as an "Acquisition Holder."

                                   RECITALS
                                   --------

          WHEREAS, the Investors (the "Prior Investors") and the Founders possess registration rights and the Investors possess other investor rights granted pursuant to that certain Amended and Restated Investors' Rights Agreement, dated May 28, 1999, among the Company, the Founders and the persons listed on the Schedule of Investors attached thereto (the "Prior Agreement");

          WHEREAS, pursuant to the Agreement and Plan of Reorganization dated June 3, 2000 by and among the Company, Wildcat Merger Corporation, Springbank Networks, Inc. and Soren Christensen (as Stockholders' Agent) (the "Merger Agreement"), the Company agreed to issue shares of Common Stock to the Acquisition Holders;

          WHEREAS, under the terms of the Merger Agreement, the Company agreed to make the Acquisition Holders parties to this Agreement and grant certain rights hereunder; and

          WHEREAS, in order to induce the Company and the Acquisition Holders to enter into the Merger Agreement, the Investors and Founders agree to amend their rights under this Agreement and the Investors, Founders, Company and Acquisition Holders hereby agree that this Agreement, as amended, shall govern the rights of the Investors, Founders and Acquisition Holders to cause the company to register shares of Common Stock issued or issuable to such persons and other matters as set forth herein;

          NOW, THEREFORE, in consideration of the promises, covenants, and conditions set forth herein, the parties hereto hereby agree as follows:

          1.   Registration Rights. The Company covenants and agrees as follows:
               -------------------

          1.1  Definitions. For purposes of this Section 1:
               -----------

          (a)  The term "Act" means the Securities Act of 1933, as amended.

          (b) The term "Acquisition Shares" means those shares of Common Stock issued to certain individuals pursuant to the Merger Agreement, which individuals are listed on Schedule C hereto.
                          ----------

          (c) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits either (i) inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC or (ii) such registration statement to become effective without review by the SEC.

          (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 1.13 hereof.

          (e) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

          (f) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

          (g) The term "Registrable Securities" means: (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock and the Series C Preferred Stock; (ii) the shares of Common Stock held by the Founders; provided, however, that such shares of Common Stock shall not be deemed Registrable Securities and the Founders shall not be deemed Holders for the purposes of Section 1.2, 1.12 and 3.7 (except as provided therein); (iii) the Acquisition Shares; and (iv) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i), (ii) and (iii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

          (h) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

          (i) The term "Rule 144" shall mean Rule 144 promulgated under the Act.

          (j)  The term "SEC" shall mean the Securities and Exchange Commission.

          1.2  Request for Registration.
               ------------------------

          (a) If the Company shall receive at any time after the earlier of (i) December 19, 2002, or (ii) three (3) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from the Holders of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of at least fifty percent (50%) of the Registrable Securities then outstanding (or covering the registration of a lesser percent of such Registrable Securities if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $7,500,000), then the Company shall:

                 (i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

                 (ii) effect as soon as practicable, and in any event within sixty (60) days of the receipt of such request, the registration under the Act of all Registrable Securities that the Holders request to be registered, subject to the limitations of subsection 1.2(b), within twenty (20) days of the mailing of such notice by the Company in accordance with Section 3.5.

          (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

          (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty
(120) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

          (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

                 (i) After the Company has effected two (2) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

                 (ii) During the period starting with the date ninety (90) days prior to the Company's good faith estimate of the date of filing of, and ending on a date ninety (90) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                 (iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12 below.

          1.3  Company Registration. If (but without any obligation to do so)
               --------------------
the Company proposes to register any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

          1.4  Obligations of the Company. Whenever required under this Section
               --------------------------
1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that if the Registration Statement filed on Form S-3 is the Acquisition S-3 (as defined in Section 1.12), such Registration Statement shall be kept effective until such time as the Acquisition Holders may utilize Rule 144 to sell any portion of their Acquisition Shares (the "Acquisition S-3 Period"). Notwithstanding the preceding sentence, the Company shall have the right to suspend the effectiveness of the S-3 for a total of forty five (45) days during the Acquisition S-3 Period.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

          (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          1.5  Furnish Information.
               -------------------

          (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

          (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.12 if, due to the operation of subsection 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.12(b)(2), whichever is applicable.

          1.6  Expenses of Demand Registration. All expenses other than
               -------------------------------
underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2 or unless the registration request is withdrawn after a material adverse change affecting the Company that was not known to the Holders at the time of their request pursuant to Section 1.2.

          1.7  Expenses of Company Registration. The Company shall bear and pay
               --------------------------------
all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

          1.8  Underwriting Requirements. In connection with any offering
               -------------------------
involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering; provided, however, that in the event of such a limitation by the underwriters (i) no securities held by the Company's security holders, other than the Holders, shall be included in such registration unless all shares requested to be included by Holders are included,
(ii) if the securities to be included by Holders are limited, then each Holder shall be entitled to include in such registration its pro rata share (which shall be the proportion that the number of shares requested to be included by a Holder bears to the total number of shares requested to be included by all Holders) of the securities to be included in such registration for the account of Holders, and (iii) in no event shall (A) the amount of securities of the selling Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities, in which case the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder's securities are included or (B) notwithstanding (A) above, any shares being sold by a stockholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder that is a holder of Registrable Securities and that is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

          1.9  Delay of Registration. No Holder shall have any right to obtain
               ---------------------
or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.10 Indemnification. In the event any Registrable Securities are
               ---------------
included in a registration statement under this Section 1:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder, and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided that, in no event shall any indemnity under this subsection 1.10(b) exceed the gross proceeds from the offering received by such Holder.

          (c)  Promptly after receipt by an indemnified party under this Section
1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

          (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f)  The obligations of the Company and Holders under this Section
1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

          1.11 Reports Under Securities Exchange Act of 1934. With a view to
               ---------------------------------------------
making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

          (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

          (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

          (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

          1.12 Form S-3 Registration. During the forty five (45) day period
               ---------------------
beginning when the Company first qualifies as a registrant whose securities may be resold pursuant to Form S-3, the Company shall, unless waived by a majority in interest of the Acquisition Holders, effect a registration on Form S-3 (the "Acquisition S-3") for the benefit of the Acquisition Holders and any other Holders that request inclusion of Registrable Securities pursuant to the provisions of this Section 1.12. Holders other than the Acquisition Holders may not request a registration on Form S-3 during this forty five (45) day period without the consent of a majority in interest of the Acquisition Holders. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

          (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,000,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 1.12; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; (4) if the Company has, within the twelve
(12) month period preceding the date of such request, already effected one (1) registration on Form S-3 for the Holders pursuant to this Section 1.12; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; provided further, that the provisions set forth in this Section 1.12 (b)(3) and 1.12 (b)(4) shall not be applicable to the Acquisition S-3.

          (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.12, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company and including any underwriters' discounts or commissions associated with Registrable Securities, shall be borne pro rata by the Holder or Holders participating in the Form S-3 Registration; provided, however, that all expenses other than underwriting discounts and commissions incurred in connection with the Acquisition S-3, including (without limitation) all registration, filing and qualification fees, printers and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Acquisition Holders shall be borne by the Company. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

          1.13 Assignment of Registration Rights. The rights to cause the
               ---------------------------------
Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 50,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.14 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

          1.14 "Market Stand-Off" Agreement Rights. Each Investor and Founder
                ----------------------------------
hereby agrees that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Registrable Securities or other securities (excluding securities acquired in any registered offering (other than shares acquired through a directed share program if the underwriters of such offering require that shares acquired in such program be subject to a lock-up agreement) or after such offering in the public market in a broker transaction)) of the Company held by it at any time during such period, except Common Stock included in such registration; provided, however, that:

          (a) such agreement shall be applicable only to the first such registration statement of the Company that covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering;

          (b) all officers and directors of the Company and all holders of at least one percent (1%) of the aggregate voting power of the Company enter into similar agreements; and

          (c) such market stand-off time period shall not exceed one hundred eighty (180) days.

          In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities of each Investor and Founder (and the shares or securities of every other person subject to the foregoing restriction) subject to this Section 1.14 until the end of such period.

          1.15 Termination of Registration Rights. No Holder shall be entitled
               ----------------------------------
to exercise any right provided for in this Section 1 after three (3) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public or, as to any Holder, such earlier time at which all Registrable Securities held by such Holder (aggregated with all affiliates of such Holder) can be sold in any three (3) month period without registration in compliance with Rule 144 of the Act so long the Company is a reporting company under the 1934 Act.

          2.   Additional Covenants.
               --------------------

          2.1  Internal Revenue Code (S)1202. The Company shall furnish to each
               -----------------------------
Investor and shall make such filings with the Internal Revenue Service, as shall from time to time be required pursuant to Section 1202(d)(1) of the Code. In addition, within ten (10) days after any Investor has delivered to the Company a written request therefor, the Company shall deliver to such Investor a certificate informing the Investor whether such Investor's interest in the Company constitutes "qualified small business stock" as defined in Section 1202 of the Code. The Company's obligation to furnish this certificate pursuant to this Section 2.1 shall continue notwithstanding the fact that a class of the Company's stock may be traded on an established securities market. In addition, the Company agrees that it will not make any purchases of its stock within the meaning of and which would exceed the limitation contained in Section 1202(c)(3)(B) of the Code until May 31, 2000, unless such purchases have been consented to by holders of a majority of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis) or are required by contractual obligations entered into prior to the Closing. Any such information provided to the Investors under this Section 2.1 shall not be disclosed by any Investor to any party except as required and solely in order for such Investor to claim any benefits under Section 1202 of the Code.

          3.   Miscellaneous.
               -------------

          3.1  Successors and Assigns. Except as otherwise provided herein, the
               ----------------------
terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          3.2  Governing Law. This Agreement shall be governed by and construed
               -------------
under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          3.3  Counterparts. This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          3.4  Titles and Subtitles. The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          3.5  Notices. Unless otherwise provided, any notice required or
               -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by confirmed facsimile transmission or nationally recognized overnight courier service or three days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          3.6  Expenses. If any action at law or in equity is necessary to
               --------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          3.7  Amendments and Waivers. Any term of this Agreement may be amended
               ----------------------
and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided, however, that in the event such amendment or waiver adversely affects the rights and/or obligations of the Founders under this Agreement in a different manner than the other Holders, such amendment or waiver shall also require the written consent of a majority of the Common Stock held by the Founders then employed by the Company; provided further that any term of this Agreement regarding the Acquisition S-3 may be amended or waived only with the written consent of the Company and the holders of a majority of the Acquisition Shares that have not been sold into the public market. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

          3.8  Severability. If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          3.9  Aggregation of Stock. All shares of Registrable Securities held
               --------------------
or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          3.10 Entire Agreement. This Agreement (including the Exhibits hereto,
               ----------------
if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

          3.11 Prior Agreement. The Prior Agreement is hereby superseded in its
               ---------------
entirety and shall be of no further force or effect.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   CACHEFLOW INC.



                                   By: /s/ Brian NeSmith
                                       -----------------------------------------
                                       Brian NeSmith
                                       President and Chief Executive Officer

                    Address:       650 Almanor Avenue
                                   Sunnyvale, California 94086

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                     INVESTORS:

                                     U.S. Venture Partners V, L.P.
                                     USVP V International, L.P.
                                     2180 Associates Fund V, L.P.
                                     USVP V Entrepreneur Partners, L.P.

                                     By Presidio Management Group V, L.L.C.
                                     Its General Partner


                                     By: /s/ Presidio Management Group V, L.L.C.
                                        -------------------------------------

                         Address:    2180 Sand Hill Road, Suite 300
                                     Menlo Park, California 94025

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                BENCHMARK CAPITAL PARTNERS, L.P.

                                By: BENCHMARK CAPITAL MANAGEMENT
                                    CO., L.L.C.
                                    Its General Partner


                                By: /s/ Benchmark Capital Management Co., L.L.C.
                                    --------------------------------------------
                                    Member


                                BENCHMARK FOUNDERS' FUND, L.P.

                                By: BENCHMARK CAPITAL MANAGEMENT
                                    CO., L.L.C.
                                    Its General Partner


                                By: /s/ Benchmark Capital Management Co., L.L.C.
                                    --------------------------------------------
                                    Member

                         Address:   2480 Sand Hill Road, Suite 200
                                    Menlo Park, California 94025

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                        K-H INVESTORS (1996-B), L.P.



                                        By: /s/ David W. Hanna
                                            ------------------------------------

                                        Print Name: David W. Hanna
                                                    ----------------------------

                                        Title: Chairman, Kelly, Hanna Capital
                                               Management, Inc. as General
                                               Partner
                                               ---------------------------------

                         Address:       c/o Hanna Capital Management
                                        620 Newport Center Drive, Suite 500
                                        Newport Beach, California 92660

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                   HANNA VENTURES - CACHEFLOW III, L.P.



                                   By: /s/ David W. Hanna
                                       -----------------------------------------

                                   Print Name: David W. Hanna
                                               ---------------------------------

                                   Title: Chief Executive, Hanna Ventures, LLC
                                          as General Partner
                                          --------------------------------------

                         Address:  c/o Hanna Capital Management
                                   620 Newport Center Drive, Suite 500
                                   Newport Beach, California 92660

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                        K-H INVESTORS (1998-A), L.P.



                                        By: /s/ David W. Hanna
                                            ------------------------------------

                                        Print Name: David W. Hanna
                                                    ----------------------------

                                        Title: Chairman, Kelly, Hanna Capital
                                               Management, Inc. as General
                                               Partner
                                               ---------------------------------

                              Address:  c/o Hanna Capital Management
                                        620 Newport Center Drive, Suite 500
                                        Newport Beach, California 92660

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                        DAVID WILLIAM HANNA TRUST
                                        DATED 10/30/89



                                        By: /s/ David William Hanna
                                            ------------------------------------

                                        Print Name: David William Hanna
                                                    ----------------------------

                                        Title: Trustee
                                               ---------------------------------

                         Address:       c/o Hanna Capital Management
                                        620 Newport Center Drive, Suite 500
                                        Newport Beach, California 92660

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                             /s/ David W. Hanna
                                             -----------------------------------
                                             David W. Hanna

                              Address: c/o Hanna Capital Management, Inc. 620 Newport Center Drive, Suite 500 Newport Beach, California 92660

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                        /s/ Virginia L. Hanna
                                        ----------------------------------------
                                        Virginia L. Hanna

                         Address:       c/o Hanna Capital Management
                                        620 Newport Center Drive, Suite 500
                                        Newport Beach, California 92660

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                             /s/ Brian NeSmith
                                             -----------------------------------
                                             Brian NeSmith

                                 Address:    c/o CacheFlow Inc.
                                             650 Almanor Avenue
                                             Sunnyvale, California  94086

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                             /s/ Michael A. Malcolm
                                             -----------------------------------
                                             Michael A. Malcolm

                                 Address:    P.O. Box 1666
                                             Los Altos, California  94023-1666

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               G & H Partners



                               By: /s/ Anthony McCusker
                                   --------------------------------
                                   Partner

              Address: c/o Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
                               155 Constitution Drive
                               Menlo Park, California  94025



                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                        /s/ Ray Myers
                                        ------------------------------
                                        Ray Myers



                                        /s/ Janet Myers
                                        -------------------------------
                                        Janet Myers

                       Address:         783 West Greenwich Place
                                        Palo Alto, California  94303



                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                    FOUNDERS:
                                    --------


                                              /s/ Michael A. Malcolm
                                              -----------------------------
                                              Michael A. Malcolm

                             Address:         P.O. Box 1666
                                              Los Altos, California  94023-1666


                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                              /s/ Douglas Crow
                                              _______________________________
                                              Douglas Crow


                             Address:         24133 Southeast 45th Place
                                              Issaquah, Washington  98029



                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                  /s/ Brian NeSmith
                                  -----------------------------
                                  Brian NeSmith

                    Address:      c/o CacheFlow Inc.
                                  650 Almanor Avenue
                                  Sunnyvale, California 94086



                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               ACQUISITION HOLDER:



                               By:____________________________________
                               Print Name:____________________________
                               Title:_________________________________

                 Address:   __________________________________________
                            __________________________________________
                 Telephone: __________________________________________
                 Facsimile: __________________________________________



             PLEASE PROVIDE ALL OF THE ABOVE-REQUESTED INFORMATION
             -----------------------------------------------------




                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                  Schedule A
                                  ----------

                             Schedule of Investors

INVESTORS:
---------

TCV III (GP)
TCV III, L.P.
TCV III (Q), L.P.
TCV III Strategic Partners, L.P.
c/o Robert C. Bensky
Technology Crossover Ventures
56  Main Street, Suite 210
Millburn, NJ 07041

U.S. Venture Partners V, L.P.
USVP V International, L.P.
2180 Associates Fund V, L.P.
USVP V Entrepreneur Partners, L.P.
2180 Sand Hill Road, Suite 300
Menlo Park, California 94025

Benchmark Capital Partners, L.P.
Benchmark Founders' Fund, L.P.
2480 Sand Hill Road, Suite 200
Menlo Park, California 94025

K-H Investors (1996-B), L.P.
K-H Investors (1998-A), L.P.
Hanna Capital Management, Inc.
620 Newport Center Drive, Suite 500
Newport Beach, California 92660

Robert D. Kelly Living Trust DTD 12/7/89,
Robert D. Kelly Trustee
Robert Kelly Clients
3102 Flavin Lane
Pebble Beach, California 93953

David W. Hanna
c/o Hanna Capital Management, Inc.
620 Newport Center Drive, Suite 500
Newport Beach, California 92660

INVESTORS:
---------

Virginia L. Hanna
c/o Hanna Capital Management, Inc.
620 Newport Center Drive, Suite 500
Newport Beach, California 92660

Joseph J. Pruskowski
18109 236/th/ Avenue N.E.
Woodinville, Washington 98072

F Terry Eger & Carol E Eger Trust
U/T/A DTD 10/17/91
P.O. Box 1624
Los Altos, California 94023-1624

R. Randolph Scott
312 Coleridge Avenue
Palo Alto, California 94301

John S. Troedson
165 Sausal Drive
Portola Valley, California 94028

Michael A. Malcolm
P.O. Box 1666
Los Altos, California 94023-1666

Douglas Richardson
3328 99/th/ NE
Bellevue, Washington 98004

Earl Anderson
2304 Killarney Way S.E.
Bellevue, Washington 98004

David Hartley
3025 52/nd/ Avenue, Southwest
Seattle, Washington 98116

Bruce Milne
10500 N.E. 8/th/ Street, Suite 1910
Bellevue, Washington 98004-4300

Gordon Bell
450 Old Oak Court
Los Altos, California 94022

INVESTORS:
---------

G & H Partners
c/o Gunderson Dettmer Stough Villeneuve
Franklin & Hachigian, LLP
155 Constitution Drive
Menlo Park, California 94025


Karl Johnson
544 Tennyson Avenue
Palo Alto, California 94301

Ray Myers and Janet Myers
783 West Greenwich Place
Palo Alto, California 94303

Katzman Revocable Trust under Agreement
dated June 11, 1997, as amended
Barton Investments LLC
19607 Farwell Avenue
Saratoga, California 95070

The McMurtry Family Trust
2480 Sand Hill Road, Suite 101
Menlo Park, California 94025

Brent Silver
139 Hillcrest Terrace
Santa Cruz, California 95060

Walter Loewenstern, Jr. Separate Property Trust
c/o Walter Loewenstern, Jr., Trustee
825 Holden Road
P.O. Box 1499
Avon, Colorado 81620

Vinod Vyas
1568 Country Club Drive
Los Altos, California 94024

Murat Divringi
12411 N.E. 36/th/ Place
Bellevue, Washington 98005

INVESTORS:
---------

Gresham Venture Partners, L.L.C.
c/o Larry R. Jasper, Manager
11 McBride Corporate Center Drive, Suite 250
Chesterfield, Missouri 63005-1407

Service Co LLC
(An "Investor" only for purposes of Section 1 and Section 2.1 of the May 28, 1999 Agreement, and specifically not for any other sections of this Agreement)
____________________________
____________________________
____________________________

                                  SCHEDULE B
                                  ----------

                             Schedule of Founders


Name and Address
----------------

Joseph J. Pruskowski
18109 236/th/ Avenue N.E.
Woodinville, Washington 98072

Michael A. Malcolm
P.O. Box 1666
Los Altos, California 94023-1666

Douglas Crow
24133 Southeast 45/th/ Place
Issaquah, Washington 98029

Brian NeSmith
c/o CacheFlow Inc.
650 Almanor Avenue
Sunnyvale, California 94086

                                  SCHEDULE C
                                  ----------

                      Schedule of the Acquisition Holders


-------------------------------------------------------------------------------
 INVESTORS:
 ----------

-------------------------------------------------------------------------------
 Don Jaworski
 609 Arboleda Drive
 Los Altos, CA 94024
-------------------------------------------------------------------------------
 Bill Roberson
 1360 El Solyo Avenue
 Campbell, CA 95008
-------------------------------------------------------------------------------
 Greg Snyder
 1600 Villa Street #305
 Mountain View, CA 94041
-------------------------------------------------------------------------------
 J. Herschel Shermis
 750 Hamilton Avenue
 Palo Alto, CA 94501
-------------------------------------------------------------------------------
 Robert Minnear
 1079 Los Altos Avenue
 Los Altos, CA 94022
-------------------------------------------------------------------------------
 Soren Christensen
 10095 Judy Avenue
 Cupertino, CA 95014
-------------------------------------------------------------------------------
 Robert Gilligan
 1518 Burlingame Avenue
 Burlingame, CA 94010
-------------------------------------------------------------------------------
 Dave Robles
 112 Roxbury Lane
 Alameda, CA 94502
-------------------------------------------------------------------------------
 Peter Grehan
 37 Brakes Circle
 Miami QLD 4220, Australia
-------------------------------------------------------------------------------
 Frank Cabri

-------------------------------------------------------------------------------
 Andy Norton
 2307 Danuth Street
 Oakland, CA 94602
-------------------------------------------------------------------------------
 Peter Snyder
 185 Santa Margarita Avenue
 Menlo Park, CA 94025
-------------------------------------------------------------------------------
 John Battle
 5138 Narvaez Avenue
 San Jose, CA 95136
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 Alexander Goss
 1301-2 Palos Verdes Drive
 San Mateo, CA 94403
-------------------------------------------------------------------------------
 Tom Herbert
 2323 Ben Hur Court
 San Jose, CA 95124
-------------------------------------------------------------------------------
 Juan Alemany
 1166 Pimento Avenue
 Sunnyvale, CA 94087
-------------------------------------------------------------------------------
 Ravi Duvvri
 10578 E. Estates Drive
 Cupertino, CA 95014
-------------------------------------------------------------------------------
 Eric Tucker
 938 Clark Avenue, #32
 Mountain View, CA 94040
-------------------------------------------------------------------------------
 Gerald Stanton
 4231 Avon Court
 San Jose, CA 95136
-------------------------------------------------------------------------------
 Marko Kiiskila
 660 Harvard Avenue #7
 Santa Clara, CA 95051
-------------------------------------------------------------------------------
 Elkova Icenogle
 870 San Ardo Way
 Mountain View, CA 94043
-------------------------------------------------------------------------------
 Sara Johnson
 1166 Pimento Avenue
 Sunnyvale, CA 94087
-------------------------------------------------------------------------------
 Gaurav Garg
 107 Westhill Drive
 Los Gatos, CA 95032
-------------------------------------------------------------------------------
 Vince Russo
 36 Farmington Drive
 Shrewsbury, MA 01545
-------------------------------------------------------------------------------
 Roni Turner
 1890 Ferrari Drive
 Felton, CA 95018
-------------------------------------------------------------------------------
 Marshall Smith
 26535 Weston Drive
 Los Altos Hills, CA 94022
-------------------------------------------------------------------------------
 Joanne Knight
 793 View Street
 Mountain View, CA 9404
-------------------------------------------------------------------------------
 Namish Shah

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 Sarah Moussa

-------------------------------------------------------------------------------
 Sequoia Capital IX
 3000 Sand Hill Road
 Building 4, Suite #280
 Menlo Park, CA 94025
-------------------------------------------------------------------------------
 Sequoia Capital IX Principals Fund
 3000 Sand Hill Road
 Building 4, Suite #280
 Menlo Park, CA 94025
-------------------------------------------------------------------------------
 Sequoia Capital Entrepreneurs Fund
 3000 Sand Hill Road
 Building 4, Suite #280
 Menlo Park, CA 94025
-------------------------------------------------------------------------------
 Caroline M. Christensen Trust
 Giselle Sutter Sponholtz, Trustee
 76 Prospect Avenue
 Sausalito, CA 94965
-------------------------------------------------------------------------------
 Mathias M. Christensen Trust
 Giselle Sutter Sponholtz, Trustee
 76 Prospect Avenue
 Sausalito, CA 94965
-------------------------------------------------------------------------------
 Ana E. and Christopher J. Jaworski Trust
 Bruce E. Khachadoorian
 35 Kings Hwy N, #C
 Westport, CT 00880
-------------------------------------------------------------------------------
 Herschel Shermis GRAT
 J. Herschel Shermis, Trustee
 750 Hamilton Avenue
 Palo Alto, CA 94501
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------